Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-200398 and Form S-8 No. 333-172501) pertaining to the Verizon Savings Plan for Management Employees of Verizon Communications Inc. of our report dated June 24, 2016, with respect to the financial statements and supplemental schedule of the Verizon Savings Plan for Management Employees included in this Annual Report (Form 11-K) for the year ended December 31, 2015.

/s/ Mitchell & Titus, LLP
Mitchell & Titus, LLP
New York, New York

    June 24, 2016